                                                               EXHIBIT (a)(1)(F)


Stock Option Exchange Scenarios


ASSUMPTIONS:

Grant price of cancelled option (between $30 and $40)              $  35.00    fill in the option price of your current grant here
Grant size of cancelled option                                        1,000    fill in your number of options here
Grant price of new option                                          $  20.00    fill in what price you think the new options will
                                                                               be issued at in April 2003
Annual appreciation of new grant                                        5.0%   fill in the annual appreciation rate you think will
                                                                               be earned on the new grant

                                                                   *  The below chart may exceed the term date of your option grant, please review specifics of each grant prior to
                                                                      modeling.


                        4/10/2003       4/10/2004      4/10/2005      4/10/2006     4/10/2007       4/10/2008
                          $20.00          $21.00         $22.05         $23.15        $24.31         $25.53
                        ---------       ---------      ---------      ---------     ---------       ---------
CURRENT    1,000
           value             $0              $0             $0              $0            $0              $0       Current Grant

1:2          500
           value             $0             $500          $1,025          $1,576        $2,155          $2,763     New Grant




                            [GRAPH]




We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer involves risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your current option holdings, your individual time horizon with respect to your options and the potential exercise thereof, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the date of the grant of the new options (currently expected to be April 10, 2003), and the stock price thereafter. The offer is intended to benefit employees, but accepting the offer entails risks as well. Therefore, neither we nor our board of directors is making any recommendation as to whether you should tender or refrain from tendering your options.

Stock Option Exchange Scenarios


ASSUMPTIONS:

Grant price of cancelled option (between $40 and $50)           $ 45.20  fill in the option price of your current grant here
Grant size of cancelled option                                    1,000  fill in your number of options here
Grant price of new option                                       $ 20.00  fill in what price you think the new options will be issued at in April 2003
Annual appreciation of new grant                                  10.0%  fill in the annual appreciation rate you think will be earned on the new grant


                        4/10/2003       4/10/2004      4/10/2005      4/10/2006     4/10/2007       4/10/2008
                          $20.00          $22.00         $24.20         $26.62        $29.28         $32.21
                        ---------       ---------      ---------      ---------     ---------       ---------
CURRENT    1,000
           value           $0               $0             $0             $0            $0              $0         Current Grant

1:3          333
           value           $0              $667          $1,400         $2,207        $3,094          $4,070       New Grant


                                    [GRAPH]


We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer involves risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your current option holdings, your individual time horizon with respect to your options and the potential exercise thereof, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the date of the grant of the new options (currently expected to be April 10, 2003), and the stock price thereafter. The offer is intended to benefit employees, but accepting the offer entails risks as well. Therefore, neither we nor our board of directors is making any recommendation as to whether you should tender or refrain from tendering your options.

Stock Option Exchange Scenarios


ASSUMPTIONS:

Grant price of cancelled option (above $50)                     $ 51.00   fill in the option price of your current grant here
Grant size of cancelled option                                    1,000   fill in your number of options here
Grant price of new option                                       $ 15.00   fill in what price you think the new options will be
                                                                          issued at in April 2003
Annual appreciation of new grant                                   25.0%  fill in the annual appreciation rate you think will be earned on the new grant


                        4/10/2003       4/10/2004      4/10/2005      4/10/2006     4/10/2007       4/10/2008
                         $ 15.00          $18.75         $23.44         $29.30        $36.62         $45.78
                        ---------       ---------      ---------      ---------     ---------       ---------
CURRENT    1,000
           value           $0               $0             $0             $0            $0              $0         Current Grant

1:5          200
           value           $0              $750          $1,688         $2,859        $4,324          $6,155       New Grant




                                    [GRAPH]




We understand that this will be an important decision for all eligible employees. Tendering eligible options under the offer involves risk as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision, and will depend largely on your assessment of your current option holdings, your individual time horizon with respect to your options and the potential exercise thereof, and your assumptions about the future overall economic environment, performance of our business, the stock market and our stock price, including your assumptions about the stock price on the date of the grant of the new options (currently expected to be April 10, 2003), and the stock price thereafter. The offer is intended to benefit employees, but accepting the offer entails risks as well. Therefore, neither we nor our board of directors is making any recommendation as to whether you should tender or refrain from tendering your options.